Exhibit 99.1

Hexcel Reports 2002 Third Quarter Results

    STAMFORD, Conn.--Oct. 21, 2002--Hexcel Corporation (NYSE:HXL)

    Third Quarter, 2002 Highlights:

    -- Debt, net of cash, decreased by $18.2 million to $636.0 million in the quarter with positive cash flows from operations and asset sales.

    -- Adjusted EBITDA of $26.6 million compared to $27.0 million in the third quarter of 2001 on 16.5% lower revenues.

    -- Gross margin improved to 18.6% of sales, compared with 18.2% of sales in the third quarter of 2001.

    --  Year-to-date cash fixed costs now 24% lower than 2001.

                                                  Quarter Ended
                                                   September 30,
                                         -----------------------------
(In millions, except per share data)          2002           2001
----------------------------------------------------------------------

Net sales                                      $201.0       $240.6
Gross margin %                                   18.6%        18.2%
Operating income                                $15.1         $7.2
Adjusted operating income (a)                   $15.0        $11.6
Adjusted EBITDA (b)                             $26.6        $27.0
Provision for income taxes (c)                   $3.2         $3.0
Equity in losses of and write-down of
  an investment in affiliated companies         $(0.5)       $(1.0)
Net income (loss)                               $(3.6)      $(12.8)
Diluted net income (loss) per share            $(0.09)      $(0.34)
----------------------------------------------------------------------

    (a) Excludes business consolidation and restructuring expenses. As of January 1, 2002, the Company adopted FAS 142 and ceased amortizing goodwill. Goodwill amortization was $3.3 million in the third quarter of 2001.
    (b) Excludes business consolidation and restructuring expenses, litigation gain, gain on early retirement of debt, interest, taxes, depreciation, amortization, and equity in losses of and a write-down of an investment in affiliated companies.
    (c) Reflects the impact of ceasing to record the tax benefits from U.S. operating losses commencing in the second quarter of 2001.

    Hexcel Corporation (NYSE/PCX:HXL) today reported results for the third quarter of 2002. Net sales for the third quarter of 2002 were $201.0 million as compared to $240.6 million for the third quarter of 2001.
    Adjusted EBITDA for the third quarter of 2002 was $26.6 million versus $27.0 million for the third quarter of 2001.
    Net loss for the third quarter of 2002 was $3.6 million, or $0.09 per diluted share, compared to a net loss of $12.8 million, or $0.34 per diluted share, for the third quarter of 2001. As of January 1, 2002, the Company adopted FAS 142 and ceased amortizing goodwill. The Company's third quarter of 2001 net loss would have been $9.5 million had FAS 142 been in effect at that time.

    Chief Executive Officer Comments

    Mr. David E. Berges, the Chairman, President and CEO of Hexcel Corporation said, "In the third quarter, we have again demonstrated that the results of our cost reduction programs can offset most of the impact of reduced sales. This quarter we achieved an Adjusted EBITDA within $0.4 million of last year's third quarter despite a $39.6 million reduction in revenues."
    Mr. Berges added, "I am particularly pleased to report that our total debt, net of cash, decreased by an additional $18.2 million during the quarter to $636.0 million, another four year low. Although the collection of $10.0 million of cash in the quarter resulting from the Company's reduced ownership interest in our Asian electronics joint venture helped contribute to this result, a substantial portion of the decrease resulted from positive operating cash flows, as the Company continued to effectively manage its costs and working capital. Cash interest payments for the quarter were $24.4 million, business consolidation and restructuring payments were $4.7 million and capital expenditures were $3.3 million during the quarter. We now anticipate that capital expenditures in 2002 will be less than $16 million. Net debt is now $41.6 million lower than a year ago despite significant cash restructuring costs to right-size our Company. Our next significant required debt amortization is the payment of $46.9 million related to the maturity of our 7% convertible subordinated notes due August 1, 2003. We are actively pursuing several alternatives to deal with this debt and are considering ways to reduce the leverage of the Company."
    In conclusion, Mr. Berges expressed, "As we now plan for 2003, the business environment remains challenging for all companies including Hexcel. We will approach whatever challenges 2003 brings with the same vigor we have demonstrated in 2002. We will continue to look for opportunities where we can reduce cost, improve operating efficiencies, and generate cash to reduce debt. We will continue to maintain our high standard of customer service and make strategic investments in research and technology. "

    Revenue Trends

    Consolidated revenues for the 2002 third quarter of $201.0 million were 16.5% lower than the 2001 third quarter revenues of $240.6 million, driven overwhelmingly by the sharp reduction in sales to the commercial aerospace market. Had the same U.S. dollar, British pound sterling and Euro exchange rates applied in the third quarter of 2002 as in the third quarter of 2001, revenue for the third quarter of 2002 would have been $195.1 million, reflecting the weakening of the U.S. dollar over the past year.

    -- Commercial Aerospace. Sales to aircraft producers and their subcontractors continued to reflect the sharp impact of reducing commercial aircraft build rates in 2002 compared to 2001. Revenues for the 2002 third quarter were $89.0 million, 31.1% lower than the 2001 third quarter revenues of $129.2 million. As the Company delivers its products on average four to six months before our customers deliver their aircraft, it is now delivering against its customers' aircraft deliveries in the first half of 2003. Meanwhile, the Company is excited to now be delivering materials for the manufacture of the Airbus A380 aircraft.

    -- Industrial. Sales for the third quarter of 2002 of $61.5 million were slightly below the $61.9 million earned in the third quarter of 2001, as the Company saw reduced demand during the quarter for its reinforcement fabrics used in soft body armor. While sales of products for civilian soft body armor applications remained strong, sales to U.S. military applications declined in the quarter due largely to delays in funding for military body armor programs and product transition within the military services. This creates some uncertainty for soft body armor sales over the next few quarters until the military services refine their plans and requirements. In addition to soft body armor applications, Hexcel's industrial market segment includes the Company's sales to a range of non-aerospace product applications including architectural, automotive, marine, rail, recreation equipment, and wind energy applications.

    -- Space & Defense. Revenues for the third quarter of 2002 were $36.3 million, 2.8% higher than the third quarter of 2001 revenues of $35.3 million. While the Company's space & defense revenues tend to vary quarter to quarter, sales associated with military aircraft and helicopters continue to trend upwards as the new generation of military aircraft in the United States and Europe ramp up in production. Many programs in which the Company participates continue to reflect year-on-year revenue growth. However, the Company has seen lower revenues this year from the V-22 program as it undergoes its redesign program and from the depressed satellite and launch vehicle markets.

    -- Electronics. Revenues for the 2002 third quarter of $14.2 million were the same as those earned in the 2001 third quarter. Revenues continue to be impacted by the severe industry downturn in the global electronics market, the ongoing migration of production to Asia and pricing pressures. The Company sees no evidence of a substantial near term recovery in this market. With the benefit of cost control, the Company again generated a modest Adjusted EBITDA on electronics sales in the quarter.

    Gross Margin & Adjusted Operating Income

    Gross margin for the third quarter of 2002 was $37.3 million, or 18.6% of net sales, compared with $43.8 million, or 18.2% of net sales, for the third quarter of 2001. Reductions in factory fixed costs as part of the Company's restructuring programs have enabled the Company to stabilize its gross margin percentage while net sales have declined by 16.5%.
    Adjusted operating income for the third quarter of 2002 was $15.0 million, or 7.5% of net sales, compared to $11.6 million, or 4.8% of net sales, for the 2001 third quarter. Excluding the $3.3 million benefit of adopting the new accounting standard for the amortization of goodwill, selling, general and administrative expenses of $18.5 million in the third quarter of 2002 were $5.9 million lower than the third quarter of 2001.

    Investments in Affiliated Companies

    During the third quarter of 2002, the Company reduced its ownership interest in its Asian Electronics joint venture from 43.3% to 33.3% and received $10.0 million in cash under the terms of a previously announced agreement to restructure its minority interest with its joint venture partner.
    Equity in losses of affiliated companies was $0.5 million for the third quarter of 2002 primarily reflecting losses reported by the Company's joint ventures in China and Malaysia as they ramp up production of aerospace composite structures. These losses by affiliates do not affect the Company's cash flows. Equity in losses of affiliated companies was $1.0 million for the third quarter of 2001.

    Debt

    Total debt, net of cash, decreased by $18.2 million to $636.0 million as of September 30, 2002, compared to June 30, 2002. The Company had undrawn revolver and overdraft revolver availability under its senior credit facility of $83.5 million as of September 30, 2002. In January 2002, this facility was amended, relaxing the 2002 quarterly financial covenants to accommodate the Company's revised business plans and projections for the year. As of September 30, 2002, the Company was in compliance with its financial covenants. As previously disclosed, the Company will need to obtain a further amendment of the facility by the end of the first quarter of 2003 to accommodate the continuing downturn in the commercial aerospace and the electronics markets in 2003.

    The Company will be holding a conference call at 11:00 A.M.
tomorrow, Tuesday, October 22, 2002 to discuss its third quarter results. The call will be available in the investor information section of Hexcel's web site (www.hexcel.com).

    Hexcel Corporation is the world's leading advanced structural materials company. It develops, manufactures and markets lightweight, high-performance reinforcement products, composite materials and composite structures for use in commercial aerospace, space and defense, electronics, and industrial applications.

    Disclaimer on Forward Looking Statements

    This press release contains statements that are forward looking, including statements relating to market conditions (including commercial and military aircraft build rates and demand for electronics and industrial applications such as soft body armor), sales volumes, cost reductions from its restructuring programs together with their associated improvements, manufacturing productivity, gross margin performance, EBITDA, equity in earnings (losses) of affiliated companies, working capital management, amendment of the senior credit facility and the refinancing of the 7% convertible subordinated notes due August 1, 2003. Actual results may differ materially from the results anticipated in the forward looking statements due to a variety of factors, including but not limited to changing market conditions, increased competition, product mix, inability to achieve planned manufacturing improvements and cost reductions, and changes in currency exchange rates. Additional risk factors are described in the Company's filings with the SEC. The Company does not undertake an obligation to update its forward-looking statements to reflect future events.

Hexcel Corporation and Subsidiaries
Condensed Consolidated Statement of Operations
----------------------------------------------------------------------
                                                 Unaudited
                                     ---------------------------------
                                       Quarter Ended Nine Months Ended
                                       September 30,   September 30,
(In millions, except per share data)     2002   2001      2002   2001
----------------------------------------------------------------------
Net sales                             $ 201.0 $240.6   $ 644.3 $770.3
Cost of sales                           163.7  196.8     522.6  614.7
----------------------------------------------------------------------
 Gross margin                            37.3   43.8     121.7  155.6

Selling, general and administrative
 expenses                                18.5   27.7      62.1   93.1
Research and technology expenses          3.8    4.5      11.0   14.0
Business consolidation and
 restructuring expenses                  (0.1)   4.4       0.7    7.3
----------------------------------------------------------------------
 Operating income                        15.1    7.2      47.9   41.2

Litigation gain                             -      -       9.8      -
Interest expense                         15.5   16.0      48.4   49.6
Gain (loss) on early retirement of
 debt (a)                                 0.5      -       0.5   (3.1)
----------------------------------------------------------------------
 Income (loss) before income taxes        0.1   (8.8)      9.8  (11.5)
Provision for income taxes (b)            3.2    3.0       8.8    9.0
----------------------------------------------------------------------
 Income (loss) before equity in
  earnings                               (3.1) (11.8)      1.0  (20.5)
Equity in earnings (losses) of and
 write-down of an investment in
 affiliated companies                    (0.5)  (1.0)     (8.5)   0.6
----------------------------------------------------------------------
 Net loss                             $  (3.6)$(12.8)  $  (7.5)$(19.9)
----------------------------------------------------------------------
Net loss per share:
 Basic                                $ (0.09)$(0.34)  $ (0.19)$(0.53)
 Diluted                              $ (0.09)$(0.34)  $ (0.19)$(0.53)

Weighted average shares (c):
 Basic                                   38.4   37.5      38.4   37.5
 Diluted                                 38.4   37.5      38.4   37.5
----------------------------------------------------------------------

    (a) Effective in 2002, the Company adopted FAS 145. In connection with its adoption, the Company's loss on early retirement of debt in 2001 has been reclassified from an extraordinary item to a separate line item below operating income. During the third quarter of 2002, the Company recognized a gain on the retirement of convertible subordinated debentures, due 2011, in accordance with its sinking fund requirements.
    (b) Reflects the impact of ceasing to record the tax benefits from U.S. operating losses commencing in the second quarter of 2001.
    (c) The Company's convertible subordinated notes, due 2003, convertible subordinated debentures, due 2011, and stock options were excluded from the computations of net loss per diluted share for the quarters and the nine months ended September 30, 2002 and 2001, as they were anti-dilutive.



Hexcel Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

                                                    Unaudited
                                                    ---------
                                                    September December
(In millions, except per share data)                    30,      31,
                                                       2002     2001
----------------------------------------------------------------------
Assets
Current assets:
 Cash and cash equivalents                            $  16.2 $  11.6
 Accounts receivable, net                               126.7   140.5
 Inventories                                            127.1   131.7
 Prepaid expenses and other assets                        6.5     4.4
----------------------------------------------------------------------
 Total current assets                                   276.5   288.2

Property, plant and equipment                           631.4   617.0
Less accumulated depreciation                          (321.5) (287.8)
----------------------------------------------------------------------
 Net property, plant and equipment                      309.9   329.2

Goodwill, net                                            73.6    72.4
Investments in affiliated companies                      36.3    56.9
Other assets                                             40.4    42.7
----------------------------------------------------------------------

Total assets                                          $ 736.7 $ 789.4
----------------------------------------------------------------------


Liabilities and Stockholders' Equity
Current liabilities:
 Notes payable and current maturities of capital
  lease obligations                                   $  63.3 $  17.4
 Accounts payable                                        56.0    58.6
 Accrued liabilities                                    103.9   131.7
----------------------------------------------------------------------
 Total current liabilities                              223.2   207.7

Long-term notes payable and capital lease obligations   588.9   668.5
Other non-current liabilities                            47.2    45.8
----------------------------------------------------------------------
Total liabilities                                       859.3   922.0
----------------------------------------------------------------------

Stockholders' equity:
 Preferred stock, no par value, 20.0 shares of stock
  authorized, no shares issued or outstanding               -       -
 Common stock, $0.01 par value, 100.0 shares of stock
  authorized, shares issued of 39.6 at September 30,
  2002 and 39.4 at December 31, 2001                      0.4     0.4
 Additional paid-in capital                             288.0   287.7
 Accumulated deficit                                   (375.4) (367.9)
 Accumulated other comprehensive loss                   (22.4)  (39.7)
----------------------------------------------------------------------
                                                       (109.4) (119.5)
 Less - Treasury stock, at cost, 1.2 shares at
  September 30, 2002 and December 31, 2001              (13.2)  (13.1)
----------------------------------------------------------------------
Total stockholders' equity                             (122.6) (132.6)
----------------------------------------------------------------------

Total liabilities and stockholders' equity            $ 736.7 $ 789.4
----------------------------------------------------------------------


Total debt, net of cash                               $ 636.0 $ 674.3
----------------------------------------------------------------------




Hexcel Corporation and Subsidiaries
Condensed Consolidated Statement of Cash Flows
----------------------------------------------------------------------
                                                   Unaudited
                                         -----------------------------
                                            Quarter      Nine Months
                                             Ended          Ended
                                         September 30,  September 30,
(In millions)                              2002   2001    2002   2001
----------------------------------------------------------------------
Cash flows from operating activities
 Net loss                                $ (3.6)$(12.8) $ (7.5)$(19.9)
 Reconciliation to net cash provided by
  operating activities:
   Depreciation and amortization           11.6   15.4    35.1   46.1
   Deferred income taxes                    1.2    0.4     1.3   (2.9)
   Business consolidation and
    restructuring expenses                 (0.1)   4.4     0.7    7.3
   Business consolidation and
    restructuring payments                 (4.7)  (1.6)  (19.5)  (5.4)
   Equity in (earnings) losses of and
    write-down of an investment in
    affiliated companies                    0.5    1.0     8.5   (0.6)
   Loss (gain) on early retirement of
    debt                                   (0.5)     -    (0.5)   0.7
   Working capital changes and other        5.3   31.2    17.3   (0.9)
----------------------------------------------------------------------
 Net cash provided by operating
  activities                                9.7   38.0    35.4   24.4
----------------------------------------------------------------------

Cash flows from investing activities
 Capital expenditures                      (3.3)  (9.0)   (8.5) (30.9)
 Sale of an ownership interest in an
  affiliated Company                       10.0      -    10.0      -
 Other                                      0.7    0.8     1.5    0.5
----------------------------------------------------------------------
 Net cash provided by (used for)
  investing activities                      7.4   (8.2)    3.0  (30.4)
----------------------------------------------------------------------

Cash flows from financing activities
 Proceeds (repayments) of credit
  facilities, net                          (2.6) (14.3)  (28.6)  26.6
 Repayments of long-term debt and capital
  lease obligations, net                   (2.4)  (4.0)   (6.8)  (6.2)
 Debt issuance costs                          -      -       -   (3.5)
 Activity under stock plans                 0.1   (1.1)    0.2   (0.4)
----------------------------------------------------------------------
 Net cash provided by (used for)
  financing activities                     (4.9) (19.4)  (35.2)  16.5
----------------------------------------------------------------------
Effect of exchange rate changes on cash
 and cash equivalents                       0.1   (0.2)    1.4    0.9
----------------------------------------------------------------------
Net increase (decrease) in cash and cash
 equivalents                               12.3   10.2     4.6   11.4
Cash and cash equivalents at beginning of
 period                                     3.9    6.3    11.6    5.1
----------------------------------------------------------------------
Cash and cash equivalents at end of
 period                                  $ 16.2 $ 16.5  $ 16.2 $ 16.5
----------------------------------------------------------------------

Supplemental Data:
  Cash interest paid                     $ 24.4 $ 18.6  $ 54.9 $ 56.0
  Cash taxes paid, net of refunds        $  3.8 $  4.2  $  3.3 $ 12.1
----------------------------------------------------------------------


    The following schedule of adjusted amounts is not based on accounting principles generally accepted in the United States, but is provided to explain the impact of certain items and to provide a measure of Hexcel's operating performance in a way that is commonly used by investors and financial analysts to analyze and compare companies. Adjusted EBITDA is used in the computation of certain financial covenants under the Company's Senior Credit Facility. This schedule may not be comparable to similarly titled financial measures of other companies, does not represent alternative measures of Hexcel's cash flows or operating income, and should not be considered in isolation or as substitutes for measures of performance presented in accordance with generally accepted accounting principles.


Hexcel Corporation and Subsidiaries
Schedule of Adjusted Amounts
----------------------------------------------------------------------
                                                   Unaudited
                                         -----------------------------
                                              Quarter     Nine Months
                                               Ended         Ended
                                             September     September
                                                30,           30,
(In millions)                               2002   2001   2002   2001
----------------------------------------------------------------------
Net loss                                   $(3.6)$(12.8) $(7.5)$(19.9)
 Interest expense                           15.5   16.0   48.4   49.6
 Provision for income taxes                  3.2    3.0    8.8    9.0
 Depreciation and amortization expense      11.6   15.4   35.1   46.1
 Equity in (earnings) losses of and
  write-down of
     an investment in affiliated
      companies                              0.5    1.0    8.5   (0.6)
----------------------------------------------------------------------
EBITDA                                     $27.2 $ 22.6  $93.3 $ 84.2

 Business consolidation and restructuring
  expenses                                  (0.1)   4.4    0.7    7.3
 Litigation gain                               -      -   (9.8)     -
 (Gain) loss on early retirement of debt    (0.5)     -   (0.5)   3.1
 Compensation expenses related to former
  CEO's retirement                             -      -      -    4.7
----------------------------------------------------------------------
Adjusted EBITDA                            $26.6 $ 27.0  $83.7 $ 99.3
----------------------------------------------------------------------

Operating income                           $15.1 $  7.2  $47.9 $ 41.2
 Business consolidation and restructuring
  expenses                                  (0.1)   4.4    0.7    7.3
 Compensation expenses related to former
  CEO's retirement                             -      -      -    4.7
----------------------------------------------------------------------
Adjusted operating income                  $15.0 $ 11.6  $48.6 $ 53.2
----------------------------------------------------------------------



Hexcel Corporation and Subsidiaries
Net Sales to Third-Party Customers by Product Group and Market Segment
----------------------------------------------------------------------
                                          Unaudited
                        ----------------------------------------------
                       Commercial           Space &
(In millions)          Aerospace Industrial Defense Electronics  Total
----------------------------------------------------------------------

Third Quarter 2002 Net Sales
Reinforcements             $ 11.5     $23.8  $    -      $14.2  $49.5
Composites                   58.5      37.7    32.3          -  128.5
Structures                   19.0         -     4.0          -   23.0
----------------------------------------------------------------------
Total                        89.0      61.5    36.3       14.2  201.0
                           $   44%    $  31% $   18%     $   7% $ 100%
----------------------------------------------------------------------

Second Quarter 2002 Net Sales
Reinforcements             $ 13.6     $30.5  $    -      $14.5  $58.6
Composites                   67.9      35.0    34.8          -  137.7
Structures                   20.9         -     4.0          -   24.9
----------------------------------------------------------------------
Total                       102.4      65.5  $ 38.8       14.5  221.2
                           $   46%    $  30%     18%     $   6% $ 100%
----------------------------------------------------------------------

Third Quarter 2001 Net
 Sales (a)
Reinforcements             $ 13.5     $27.9  $    -      $14.2 $ 55.6
Composites                   89.6      34.0    31.7          -  155.3
Structures                   26.1         -     3.6          -   29.7
----------------------------------------------------------------------
Total                       129.2      61.9    35.3       14.2  240.6
                           $   53%    $  26% $   15%     $   6% $ 100%
----------------------------------------------------------------------


    (a) As part of a restructuring program, the Company changed the responsibility and reporting of one of its product lines effective January 1, 2002. Hexcel's business segment reporting has therefore been revised beginning with the first quarter of 2002. Coincident with this change, Hexcel revised the names of its reporting business segments to Reinforcements, Composites and Structures. The 2001 results have been restated for comparative purposes.


Hexcel Corporation and Subsidiaries
Segment Data
----------------------------------------------------------------------
                                        Unaudited
                    --------------------------------------------------
                                                       Corporate
(In millions)            Re-     Composites Structures  & Other  Total
                     inforcements                         (b)
----------------------------------------------------------------------

Third Quarter 2002
----------------------------------------------------------------------
  Net sales to external
   customers               $ 49.5    $128.5     $23.0    $   - $201.0
  Intersegment sales         16.6       4.2         -        -   20.8
----------------------------------------------------------------------
    Total sales              66.1     132.7      23.0        -  221.8

  Adjusted operating income
   (c)                        4.6      16.2      (0.6)    (5.2)  15.0
  Depreciation and
   amortization               3.7       7.2       0.6      0.1   11.6
Business consolidation and
   restructuring expenses    (0.5)      0.2       0.2        -   (0.1)
  Capital expenditures        0.8       2.4       0.1        -    3.3
----------------------------------------------------------------------

Second Quarter 2002
----------------------------------------------------------------------
  Net sales to external
   customers               $ 58.6    $137.7     $24.9    $   - $221.2
  Intersegment sales         18.1       4.9         -        -   23.0
----------------------------------------------------------------------
    Total sales              76.7     142.6      24.9        -  244.2

  Adjusted operating income
    (c)                       6.3      19.1       0.4     (6.2)  19.6
  Depreciation and
   amortization               4.0       7.0       0.7        -   11.7
Business consolidation and
   restructuring expenses    (0.5)      0.5       0.1        -    0.1
  Capital expenditures        1.3       2.0       0.1        -    3.4
----------------------------------------------------------------------

Third Quarter 2001 (a)
----------------------------------------------------------------------
  Net sales to external
   customers               $ 55.6    $155.3     $29.7    $   - $240.6
  Intersegment sales         23.1       5.7         -        -   28.8
----------------------------------------------------------------------
    Total sales              78.7     161.0      29.7        -  269.4

  Adjusted operating income
   (c)                       (1.1)     19.8       0.3     (7.4)  11.6
  Depreciation and
   amortization               6.3       7.8       1.1      0.2   15.4
Business consolidation and
   restructuring expenses     2.9       1.0         -      0.5    4.4
  Capital expenditures        3.7       5.1       0.1      0.1    9.0
----------------------------------------------------------------------

    (a) Effective January 1, 2002, the Company changed the responsibility and reporting of one of its product lines. Hexcel's business segment reporting has therefore been revised beginning with the first quarter of 2002. Coincident with this change, Hexcel has revised the names of its three reporting business segments to Reinforcements, Composites and Structures. The 2001 results have been restated for comparative purposes.
    (b) The Company does not allocate corporate expenses to its business segments.
    (c) Consists of earnings before interest, taxes, business consolidation and restructuring expenses, compensation expenses associated with the former CEO's retirement, litigation gain, gain (loss) on early retirement of debt, and equity in earnings (losses) of and write-down of an investment in affiliated companies.


Hexcel Corporation and Subsidiaries
Schedule of Net Debt
----------------------------------------------------------------------
                                                    Unaudited
                                                    ---------
                                                    September December
(In millions)                                           30,      31,
                                                       2002     2001
----------------------------------------------------------------------
Senior Credit Facility                                $ 207.2 $ 233.9
European credit and overdraft facilities                  2.0     3.5
9.75% Senior subordinated notes, due 2009, net of
 unamortized discount
  of $1.2 as of September 30, 2002, and $1.4 as of
   December 31, 2001                                    338.8   338.6
7.0% Convertible subordinated notes, due 2003            46.9    46.9
7.0% Convertible subordinated debentures, due 2011       22.7    24.5
Various notes payable                                       -     0.1
----------------------------------------------------------------------
Total notes payable                                     617.6   647.5
Capital lease obligations                                34.6    38.4
----------------------------------------------------------------------
Total notes payable and capital lease obligations     $ 652.2 $ 685.9
----------------------------------------------------------------------

Cash and cash equivalents                                16.2    11.6
----------------------------------------------------------------------
Net Debt                                              $ 636.0 $ 674.3
----------------------------------------------------------------------

    CONTACT:  Hexcel Corporation, Stamford
              Investors: Stephen C. Forsyth, 203/969-0666 ext. 425 stephen.forsyth@hexcel.com
                                or
              Media: Michael Bacal, 203/969-0666 ext. 426 michael.bacal@hexcel.com